Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 80 to the Registration Statement on Form N-1A of Fidelity Income Fund: Fidelity Ginnie Mae Fund and Fidelity Intermediate Government Income Fund of our report dated September 25, 2009, and Fidelity Government Income Fund of our report dated October 8, 2009 on the financial statements and financial highlights included in the July 31, 2009 Annual Reports to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

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/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts
October 19, 2009